UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ESSEX PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

            Maryland                               77-0369576
    (State of incorporation or organization)                         (I.R.S. Employer Identification No.)

                    925 East Meadow Drive, Palo Alto, California 94303
                                        (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class       Name of each exchange on which
to be so registered       each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-108336

Securities to be registered pursuant to Section 12(g) of the Act:

4.875% Series G Cumulative Convertible Preferred Stock (liquidation preference $25.00 per share)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is 4.875% Series G Cumulative Convertible Preferred Stock of Essex Property Trust, Inc. (the “Registrant”). The information required by this Item 1 is set forth under the caption “Description of Preferred Stock” in the Registrant’s prospectus supplement dated July 21, 2006, to the prospectus dated September 8, 2003, included as part of the Registration Statement on Form S-3 (File no. 333-108336), of the Registrant, filed with the Securities and Exchange Commission on August 28, 2003. The prospectus supplement is hereby incorporated by reference into this registration statement.

Item 2. Exhibits.
Exhibit Number	Description of Exhibit
3.1

Articles of Amendment and Restatement of the Registrant dated June 22, 1995, attached as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.

3.2

Articles Supplementary of the Registrant for the 8.75% Convertible Preferred Stock, Series 1996A, attached as Exhibit 3.1 to the Registrant's Report on Form 8-K, filed July 16, 1996, and incorporated herein by reference.

3.3

First Amendment to Articles of Amendment and Restatement of the Registrant, attached as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.

3.4 (1)	Certificate of Correction to Exhibit 3.1 above, dated December 30, 1996.
3.5	Amended and Restated Bylaws of the Registrant, attached as Exhibit 3.2 to the Registrant's Report on Form 8-K, filed August 13, 1996, and incorporated herein by reference.
3.6 (1)	Certificate of Amendment of the Bylaws of the Registrant dated December 17, 1996.
3.7

Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on February 10, 1998, attached as Exhibit 3.1 to the Registrant's Report on Form 8-K, filed March 3, 1998, and incorporated herein by reference.

3.8 (2)	Articles Supplementary reclassifying 500,000 shares of Common Stock as 500,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Stock, filed with the State of Maryland on November 25, 1998.
3.9 (2)	Certificate of Correction to Exhibit 3.1 above, dated February 12, 1999.
3.10

Articles Supplementary reclassifying 6,617,822 shares of Common Stock as 6,617,822 shares of Series A Junior Participating Preferred Stock, filed with the State of Maryland on November 13, 1998, attached as Exhibit 4.0 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

3.11

Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 30, 1999, attached as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, and incorporated herein by reference.

3.12

Articles Supplementary reclassifying 2,200,000 shares of Common Stock as 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 9, 1999, attached as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and incorporated herein by reference.

3.13

Certificate of Correction to Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

3.14

Certificate of Amendment of the Bylaws of The Registrant dated February 14, 2000, attached as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

3.15

Articles Supplementary reclassifying 1,000,000 shares of Common Stock as 1,000,000 shares of 7.8125% Series F Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Registrant's Report on Form 8-K dated as of September 19, 2003, and incorporated herein by reference.

3.16

Articles Supplementary reclassifying 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series B Cumulative Redeemable Preferred Stock, attached as Exhibit 3.16 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.

3.17

Articles Supplementary reclassifying 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.17 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.

3.18

Articles Supplementary reclassifying 5,980,000 shares of Common Stock as 5,980,000 shares of 4.875% Series G Cumulative Convertible Preferred Stock, attached as Exhibit 3.1 to the Registrant’s Report on Form 8-K dated as of July 26, 2006, and incorporated herein by reference.

4.1

Rights Agreement, dated as of November 11, 1998, between the Registrant, and BankBoston, N.A., as Rights Agent, including all exhibits thereto, attached as Exhibit 1 to the Registrant's Form 8-A filed November 12, 1998, and incorporated herein by reference.

4.2

Amendment to Rights Agreement, dated as of December 13, 2000, attached as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference.

4.3

Amendment to Rights Agreement, dated as of February 28, 2002, attached as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference.

(1) Incorporated by reference to the identically numbered exhibit to the Registrants Annual Report on Form 10-K for the year ended December 31, 1996.

(2) Incorporated by reference to the identically numbered exhibit to the Registrants Annual Report on Form 10-K for the year ended December 31, 1998.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Essex Property Trust, Inc.

/s/ Michael T. Dance
Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer
Date: July 31, 2006

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